EXHIBIT 99.1

BlackLine Announces Second Quarter Financial Results

LOS ANGELES, Aug. 04, 2026 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the second quarter ended June 30, 2026.

“I believe the first half of 2026 will prove to be the most consequential period in BlackLine's history,” said Owen Ryan, CEO of BlackLine. “AI is reshaping the Office of the CFO, and we are meeting that moment. Our platform strategy is maturing and adoption of our Verity agents is accelerating across our base. That usage is now monetizing on two fronts, driving conversion to our platform and starting to generate direct revenue from our Verity agentic offerings.”

“The world's most sophisticated enterprises are deepening their commitments to BlackLine,” Ryan continued. “Deal timing was noisy this quarter as customers work through more rigorous, AI-driven evaluations, but the demand behind those opportunities is strong and durable, and we are more confident than ever in the growing momentum across our business.”

Second Quarter 2026 Financial Highlights

  Total GAAP revenues of $187.8 million, an increase of 9.2% compared to the second quarter of 2025.
  GAAP operating margin of 5.9%, compared to 4.4% in the second quarter of 2025.
  Non-GAAP operating margin of 23.3%, compared to 22.1% in the second quarter of 2025.
  GAAP net income attributable to BlackLine of $16.5 million, or $0.27 per diluted share compared to GAAP net income attributable to BlackLine of $8.3 million, or $0.13 per diluted share in the second quarter of 2025.
  Non-GAAP net income attributable to BlackLine of $42.9 million, or $0.61 per diluted share compared to non-GAAP net income attributable to BlackLine of $37.9 million, or $0.51 per diluted share in the second quarter of 2025.
  Billings of $193.0 million, an increase of 5.9% compared to the second quarter of 2025.
  Remaining performance obligation of $1.1 billion, an increase of 16.8% compared to the second quarter of 2025.
  Operating cash flow of $45.0 million, compared to $32.3 million in the second quarter of 2025.
  Free cash flow of $36.5 million, compared to $25.4 million in the second quarter of 2025.
  Repurchased approximately 1.2 million shares of common stock for $37.7 million as part of our share repurchase program under which approximately $179.7 million of buyback capacity remained at June 30, 2026.

Second Quarter Key Metrics and Recent Business Highlights

  BlackLine had a total of 4,260 customers at June 30, 2026.
  Platform pricing Annual Recurring Revenue (ARR) as a percentage of eligible ARR, which excludes SolEx and public sector ARR, was 17% at June 30, 2026.
  Achieved a dollar-based net revenue retention rate of 102% at June 30, 2026.
  Announced a $100 million increase to the Company’s stock buyback program.
  Verity Prepare, BlackLine’s agentic reconciliations agent, achieved general availability in July.
  Announced the expansion of BlackLine’s Agentic Financial Operations Platform via the Finance Control Console.
  Earned industry recognition for AI innovation and customer trust from Tech Ascension Awards and TrustRadius.
  Hosted BeyondTheBlack Paris, BlackLine’s France and EMEA region customer conference.

The financial results included in this press release are preliminary and subject to final review. Financial results will not be final until BlackLine files its Quarterly Report on Form 10-Q for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

Third Quarter 2026

  Total GAAP revenue is expected to be in the range of $193 million to $195 million.
  Non-GAAP operating margin is expected to be in the range of 24.5% to 25.5%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $45 million to $47 million, or $0.62 to $0.65 per share on 74.5 million diluted weighted average shares outstanding.

Full Year 2026

  Total GAAP revenue is expected to be in the range of $765 million to $769 million.
  Non-GAAP operating margin is expected to be in the range of 24.1% to 24.6%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $177 million to $182 million, or $2.47 to $2.54 per share on 74.0 million diluted weighted average shares outstanding.

Guidance for non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income per share attributable to BlackLine excludes specified items from the corresponding GAAP financial measures as outlined below under “Use of Non-GAAP Financial Measures” and as detailed in the reconciliations of non-GAAP measures for historical periods. Reconciliations of non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income per share attributable to BlackLine guidance to the most directly comparable U.S. GAAP measures are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from these non-GAAP financial measures. The Company expects the variability of the above items could have a significant, and potentially unpredictable, impact on its future GAAP operating margin, net income attributable to BlackLine, and net income per share attributable to BlackLine.

Quarterly Conference Call

BlackLine will hold a conference call to discuss its second quarter results at 2:00 p.m. Pacific time on Tuesday, August 4, 2026. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can preregister for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine (Nasdaq: BL), is the trust infrastructure for the AI era of finance: a future where finance drives the agentic era with intelligence, integrity, and trust rising together. The BlackLine Agentic Financial Operations Platform™, powered by Studio360 and Verity™ AI, is where the Office of the CFO scales AI across Record-to-Report, Invoice-to-Cash, and the processes where finance owns the controls and demands integrity at every step.

By unifying data, embedding AI, and engineering trust into every action, BlackLine moves finance and accounting beyond reporting on the business to orchestrating it in real time.

Supported by industry-leading R&D investment and world-class security practices, approximately 4,300 customers across multiple industries partner with BlackLine to lead their organizations into the future.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the third quarter and full year of 2026, the impact of progress against certain key initiatives, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, and our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good-faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the impact of current and future economic uncertainty and other unfavorable conditions in the Company's industry or the global economy; the Company’s ability to manage growth and scale effectively, including entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the Company’s ability to effectively incorporate artificial intelligence and machine learning technologies (AI/ML) into its platform and business and the potential reputational harm or legal liability that may result from the use of AI/ML solutions and features; the success of the Company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solutions; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific, and Latin America; the Company’s ability to compete as the financial close management provider for organizations; the timing and success of solutions offered by competitors including competitors' ability to incorporate AI/ML into products and offerings more quickly or successfully; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand and effectively manage its sales teams and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles; failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks or any breaches of the Company’s security measures and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war, or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on February 26, 2026. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on August 4, 2026, certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income and non-GAAP operating margin, (iv) non-GAAP net income attributable to BlackLine, Inc., (v) diluted non-GAAP net income per share attributable to BlackLine, Inc., and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for amortization of acquired developed technology, stock-based compensation, and transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses). Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross profit and non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross profit between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense, and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for amortization of intangible assets, stock-based compensation, and transaction-related costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, restructuring costs, and legal settlement gains or costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income from Operations and Non-GAAP Operating Margin. Non-GAAP income from operations is defined as GAAP income from operations adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, restructuring costs, and legal settlement gains or costs. Non-GAAP operating margin is defined as non-GAAP income from operations divided by GAAP revenues. BlackLine believes that presenting non-GAAP income from operations and non-GAAP operating margin is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs in order to allow a direct comparison of income from operations between all periods presented.

Non-GAAP Net Income Attributable to BlackLine and Diluted Non-GAAP Net Income Per Share Attributable to BlackLine, Inc. Non-GAAP net income attributable to BlackLine is defined as GAAP net income attributable to BlackLine adjusted for the income tax effects of acquisitions, stock-based compensation shortfalls and windfalls, and the discrete tax impact of other non-GAAP adjustments, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs from our convertible senior notes, change in fair value of contingent consideration, transaction-related costs, restructuring costs, legal settlement gains or costs, adjustment to the redeemable non-controlling interest to the redemption amount, and gain on extinguishment of convertible senior notes. Diluted non-GAAP net income per share attributable to BlackLine, Inc. includes the adjustment for shares resulting from the elimination of stock-based compensation. BlackLine believes that presenting non-GAAP net income attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs to allow a direct comparison of net income between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on August 4, 2026 certain operating metrics, including (i) number of customers, (ii) Platform pricing ARR as a percentage of eligible ARR, and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Platform Pricing ARR as a Percentage of Eligible ARR. Platform pricing ARR as a percentage of eligible ARR is calculated as platform annual recurring revenue divided by our eligible annual recurring revenue. We define eligible ARR as total annual recurring revenue, excluding revenue from SAP solutions-extensions (“SolEx”) and the public sector.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Investor Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

BlackLine, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$242,897	$390,034
Marketable securities	284,863	388,178
Accounts receivable, net of allowances	190,185	218,100
Prepaid expenses and other current assets	29,685	28,897
Total current assets	747,630	1,025,209
Capitalized software development costs, net	52,013	49,494
Property and equipment, net	15,555	13,255
Intangible assets, net	41,768	49,352
Goodwill	465,715	465,804
Operating lease right-of-use assets	21,024	22,756
Deferred tax assets, net	35,652	39,341
Other assets	89,579	94,308
Total assets	$1,468,936	$1,759,519
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,323	$15,523
Accrued expenses and other current liabilities	60,145	76,790
Deferred revenue, current	363,684	368,593
Finance lease liabilities, current	13	12
Operating lease liabilities, current	4,354	4,436
Convertible senior notes, net, current	—	230,023
Total current liabilities	434,519	695,377
Finance lease liabilities, noncurrent	2,212	40
Operating lease liabilities, noncurrent	16,842	19,850
Convertible senior notes, net, noncurrent	667,319	666,046
Deferred tax liabilities, net	4,906	5,244
Deferred revenue, noncurrent	1,568	922
Other long-term liabilities	1,103	593
Total liabilities	1,128,469	1,388,072
Commitments and contingencies
Redeemable non-controlling interest	24,293	39,121
Stockholders' equity:
Common stock	584	599
Additional paid-in capital	329,461	356,841
Accumulated other comprehensive loss	(881)	(296)
Accumulated deficit	(12,990)	(24,818)
Total stockholders' equity	316,174	332,326
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,468,936	$1,759,519

BlackLine, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues
Subscription and support	$177,856	$163,027	$351,570	$321,489
Professional services	9,966	8,998	19,407	17,467
Total revenues	187,822	172,025	370,977	338,956
Cost of revenues
Subscription and support	37,509	35,189	73,945	69,319
Professional services	7,635	7,433	15,204	14,227
Total cost of revenues	45,144	42,622	89,149	83,546
Gross profit	142,678	129,403	281,828	255,410
Operating expenses
Sales and marketing	68,489	64,712	135,910	127,775
Research and development	31,294	27,964	61,854	53,689
General and administrative	30,788	28,138	64,029	56,483
Restructuring costs	1,117	1,044	2,810	6,343
Total operating expenses	131,688	121,858	264,603	244,290
Income from operations	10,990	7,545	17,225	11,120
Other income (expense)
Interest income	4,138	8,555	10,196	17,447
Interest expense	(2,360)	(2,533)	(4,854)	(5,055)
Other income, net	1,778	6,022	5,342	12,392
Income before income taxes	12,768	13,567	22,567	23,512
Provision for income taxes	3,500	6,176	9,408	10,847
Net income	9,268	7,391	13,159	12,665
Net income attributable to redeemable non-controlling interest	937	660	1,331	1,057
Adjustment attributable to redeemable non-controlling interest	(8,150)	(1,561)	(12,779)	(2,739)
Net income attributable to BlackLine, Inc.	$16,481	$8,292	$24,607	$14,347
Basic net income per share attributable to BlackLine, Inc.	$0.28	$0.13	$0.42	$0.23
Shares used to calculate basic net income per share	58,529	62,143	58,981	62,481
Diluted net income per share attributable to BlackLine, Inc.	$0.27	$0.13	$0.40	$0.23
Shares used to calculate diluted net income per share	68,558	64,004	69,192	64,420

BlackLine, Inc.
Calculation of Diluted Net Income Per Share
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Diluted Net Income Per Share
Numerator:
Net income attributable to BlackLine, Inc.	$16,481	$8,292	$24,607	$14,347
Interest expense, net of taxes	1,710	130	2,751	255
Net income attributable to BlackLine, Inc. for diluted calculation	$18,191	$8,422	$27,358	$14,602
Denominator:
Weighted average shares	58,529	62,143	58,981	62,481
Dilutive effect of securities	171	476	353	554
Dilutive effect of convertible senior notes	9,858	1,385	9,858	1,385
Shares used to calculate diluted net income per share	68,558	64,004	69,192	64,420
Diluted net income per share attributable to BlackLine, Inc.	$0.27	$0.13	$0.40	$0.23

BlackLine, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income attributable to BlackLine, Inc.	$16,481	$8,292	$24,607	$14,347
Net income and adjustment attributable to redeemable non-controlling interest	(7,213)	(901)	(11,448)	(1,682)
Net income	9,268	7,391	13,159	12,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,393	11,475	24,559	22,973
Amortization of debt issuance costs	641	845	1,446	1,679
Stock-based compensation	27,481	24,657	51,222	43,231
Noncash lease expense	1,399	1,297	2,944	2,694
Reductions in noncash lease liabilities	(351)	—	(351)	—
Gains on disposal of fixed assets	(23)	—	(23)	—
Realized gains on sales of marketable securities	(7)	—	(7)	—
Accretion of purchase discounts on marketable securities, net	(1,853)	(3,393)	(4,397)	(5,361)
Net foreign currency (gains) losses	(271)	788	(149)	561
Deferred income taxes	2,406	(921)	3,385	(2,234)
Provision for credit losses	22	19	19	75
Changes in operating assets and liabilities:
Accounts receivable	(15,080)	(27,269)	26,782	5,468
Prepaid expenses and other current assets	2,429	6,666	(879)	4,788
Other assets	1,637	(911)	4,743	(1,428)
Accounts payable	728	6,119	(6,988)	2,529
Accrued expenses and other current liabilities	670	(6,358)	(16,807)	(12,989)
Deferred revenue	5,197	10,272	(4,258)	2,248
Operating lease liabilities	(2,015)	(1,729)	(3,643)	(3,239)
Lease incentive receipts	—	—	—	30
Other long-term liabilities	320	3,397	530	5,397
Net cash provided by operating activities	44,991	32,345	91,287	79,087
Cash flows from investing activities
Purchases of marketable securities	(122,793)	(92,017)	(191,283)	(476,940)
Proceeds from maturities of marketable securities	122,650	84,000	296,922	84,000
Proceeds from sales of marketable securities	—	—	1,626	—
Capitalized software development costs	(6,609)	(5,994)	(15,020)	(14,161)
Purchases of property and equipment	(1,917)	(966)	(4,034)	(6,917)
Net cash provided by (used in) investing activities	(8,669)	(14,977)	88,211	(414,018)
Cash flows from financing activities
Purchase of additional redeemable non-controlling interest	—	—	(3,291)	—
Repayment of convertible senior notes	—	—	(230,196)	—
Principal payments under finance lease obligations	(3)	(3)	(6)	(60)
Lease incentive receipts - finance leases	37	—	37	—
Repurchases of common stock	(38,460)	(43,332)	(84,450)	(88,783)
Proceeds from exercises of stock options	349	2,882	408	5,018
Proceeds from employee stock purchase plan	4,086	4,592	4,086	4,592
Proceeds from exercises of stock options - redeemable non-controlling interest	—	—	152	—
Acquisition of common stock for tax withholding obligations	(1,340)	(2,052)	(13,103)	(12,991)
Net cash used in financing activities	(35,331)	(37,913)	(326,363)	(92,224)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(139)	170	(276)	410
Net increase (decrease) in cash, cash equivalents, and restricted cash	852	(20,375)	(147,141)	(426,745)
Cash, cash equivalents, and restricted cash, beginning of period	242,227	479,777	390,220	886,147
Cash, cash equivalents, and restricted cash, end of period	$243,079	$459,402	$243,079	$459,402

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents at end of period	$242,897	$459,141	$242,897	$459,141
Restricted cash included within prepaid expenses and other current assets at end of period	182	—	182	—
Restricted cash included within other assets at end of period	—	261	—	261
Total cash, cash equivalents, and restricted cash at end of period shown in the condensed consolidated statements of cash flows	$243,079	$459,402	$243,079	$459,402

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Non-GAAP Gross Profit:
Gross profit	$142,678	$129,403	$281,828	$255,410
Amortization of acquired developed technology	3,541	3,207	7,063	6,380
Stock-based compensation	4,725	4,535	9,006	8,181
Transaction-related costs	—	—	—	8
Total non-GAAP gross profit	$150,944	$137,145	$297,897	$269,979
Gross margin	76.0%	75.2%	76.0%	75.4%
Non-GAAP gross margin	80.4%	79.7%	80.3%	79.7%

Non-GAAP Operating Income:
Operating income	$10,990	$7,545	$17,225	$11,120
Amortization of intangible assets	3,801	3,468	7,584	7,118
Stock-based compensation	28,566	25,571	53,351	44,990
Transaction-related costs	—	128	2,923	3,138
Restructuring and legal settlement costs	455	1,295	2,333	6,594
Total non-GAAP operating income	$43,812	$38,007	$83,416	$72,960
GAAP operating margin	5.9%	4.4%	4.6%	3.3%
Non-GAAP operating margin	23.3%	22.1%	22.5%	21.5%

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income attributable to BlackLine, Inc.	$16,481	$8,292	$24,607	$14,347
Provision for (benefit from) income taxes	1,115	(12)	3,050	(666)
Amortization of intangible assets	3,801	3,468	7,584	7,118
Stock-based compensation	28,566	25,447	53,351	44,755
Amortization of debt issuance costs	641	845	1,446	1,679
Transaction-related costs	—	128	2,923	3,138
Restructuring and legal settlement costs	455	1,295	2,333	6,594
Adjustment to redeemable non-controlling interest	(8,150)	(1,561)	(12,779)	(2,739)
Total non-GAAP net income attributable to BlackLine, Inc.	$42,909	$37,902	$82,515	$74,226

Basic Non-GAAP Net Income Per Share Attributable to BlackLine, Inc.:
Basic non-GAAP net income per share attributable to BlackLine, Inc.	$0.73	$0.61	$1.40	$1.19
Shares used to calculate basic non-GAAP net income per share	58,529	62,143	58,981	62,481

Diluted Non-GAAP Net Income Per Share Attributable to BlackLine, Inc.
Numerator:
Non-GAAP net income attributable to BlackLine, Inc.	$42,909	$37,902	$82,515	$74,226
Interest expense, net of taxes	1,599	1,451	3,134	2,923
Non-GAAP net income attributable to BlackLine, Inc. for diluted calculation	$44,508	$39,353	$85,649	$77,149

Denominator:
Weighted average shares	58,529	62,143	58,981	62,481
Dilutive effect of securities	5,127	4,351	4,434	3,672
Dilutive effect of convertible senior notes	9,858	11,243	9,858	11,243
Shares used to calculate diluted non-GAAP net income per share	73,514	77,737	73,273	77,396
Diluted non-GAAP net income per share attributable to BlackLine, Inc.	$0.61	$0.51	$1.17	$1.00

Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$68,489	$64,712	$135,910	$127,775
Amortization of intangible assets	(182)	(183)	(364)	(581)
Stock-based compensation	(8,368)	(6,900)	(15,315)	(12,944)
Transaction-related costs	—	—	—	(10)
Total non-GAAP sales and marketing expense	$59,939	$57,629	$120,231	$114,240

Non-GAAP Research and Development Expense:
Research and development expense	$31,294	$27,964	$61,854	$53,689
Stock-based compensation	(5,471)	(4,451)	(10,203)	(7,801)
Transaction-related costs	—	—	—	(21)
Total non-GAAP research and development expense	$25,823	$23,513	$51,651	$45,867

Non-GAAP General and Administrative Expense:
General and administrative expense	$30,788	$28,138	$64,029	$56,483
Amortization of intangible assets	(78)	(78)	(157)	(157)
Stock-based compensation	(10,002)	(9,685)	(18,827)	(16,064)
Transaction-related costs	—	(128)	(2,923)	(3,099)
Restructuring and legal settlement costs	662	(251)	477	(251)
Total non-GAAP general and administrative expense	$21,370	$17,996	$42,599	$36,912

Total Non-GAAP Operating Expenses	$107,132	$99,138	$214,481	$197,019

Free Cash Flow
Net cash provided by operating activities	$44,991	$32,345	$91,287	$79,087
Capitalized software development costs	(6,609)	(5,994)	(15,020)	(14,161)
Purchases of property and equipment	(1,917)	(966)	(4,034)	(6,917)
Free cash flow	$36,465	$25,385	$72,233	$58,009